Sources of fund distributions

19(a) Notice

The table below provides an estimate of the sources of the Fund’s current distribution and its cumulative distributions paid this fiscal year to date. Amounts are expressed on a per share of common stock basis, and as a percentage of the distribution amount.

					Estimated sources and percentages of distributions
				Short-	Long-		Net	Short-	Long-
		Per share	Net	term	term		invest-	term	term
		distribution	investment	capital	capital	Return of	ment	capital	capital	Return of
Ticker	Time period	(Jan)	income	gains	gains	capital	income	gains	gains	capital
PMM	Current month	$0.0320	$0.0320	$—	$—	$—	100.0%	0.0%	0.0%	0.0%
(FYE 10/31)
	Fiscal YTD	$0.0960	$0.0874	$—	$0.0086	$—	91.0%	0.0%	9.0%	0.0%
PMO	Current month	$0.0531	$0.0531	$—	$—	$—	100.0%	0.0%	0.0%	0.0%
(FYE 4/30)
	Fiscal YTD	$0.4779	$0.4779	$—	$—	$—	100.0%	0.0%	0.0%	0.0%

The table below provides information regarding distributions and total return performance for various periods.

Data as of 12/31/19

	Annualized		Cumulative
	5-year return	Current distribution	Fiscal YTD return	Fiscal YTD distribution
Ticker	at NAV	rate at NAV*	at NAV	rate at NAV*
PMM (FYE 10/31)	5.55%	4.71%	0.79%	4.71%
PMO (FYE 4/30)	5.42%	4.68%	5.89%	4.68%

Performance includes the deduction of management fees and administrative expenses, assumes reinvestment of distributions, and does not account for taxes.

* Most recent distribution annualized and divided by NAV at the end of the period.

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Distribution Policy.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Please call your financial advisor with any questions.

SU006_BW 320196 1/20

Sources of fund distributions

19(a) Notice

The table below provides an estimate of the sources of the Fund’s current distribution and its cumulative distributions paid this fiscal year to date. Amounts are expressed on a per share of common stock basis, and as a percentage of the distribution amount.

					Estimated sources and percentages of distributions
				Short-	Long-		Net	Short-	Long-
		Per share	Net	term	term		invest-	term	term
		distribution	investment	capital	capital	Return of	ment	capital	capital	Return of
Ticker	Time period	(Feb)	income	gains	gains	capital	income	gains	gains	capital
PMM	Current month	$0.0320	$0.0320	$—	$—	$—	100.0%	0.0%	0.0%	0.0%
(FYE 10/31)
	Fiscal YTD	$0.1280	$0.1194	$—	$0.0086	$—	93.3%	0.0%	6.7%	0.0%
PMO	Current month	$0.0531	$0.0531	$—	$—	$—	100.0%	0.0%	0.0%	0.0%
(FYE 4/30)
	Fiscal YTD	$0.5310	$0.5310	$—	$—	$—	100.0%	0.0%	0.0%	0.0%

The table below provides information regarding distributions and total return performance for various periods.

Data as of 1/31/20

	Annualized		Cumulative
	5-year return	Current distribution	Fiscal YTD return	Fiscal YTD distribution
Ticker	at NAV	rate at NAV*	at NAV	rate at NAV*
PMM (FYE 10/31)	5.48%	4.63%	3.04%	4.63%
PMO (FYE 4/30)	5.35%	4.58%	8.72%	4.58%

Performance includes the deduction of management fees and administrative expenses, assumes reinvestment of distributions, and does not account for taxes.

* Most recent distribution annualized and divided by NAV at the end of the period.

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Distribution Policy.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Please call your financial advisor with any questions.

SU006_BW 320632 2/20

Sources of fund distributions

19(a) Notice

The table below provides an estimate of the sources of the Fund’s current distribution and its cumulative distributions paid this fiscal year to date. Amounts are expressed on a per share of common stock basis, and as a percentage of the distribution amount.

					Estimated sources and percentages of distributions
				Short-	Long-		Net	Short-	Long-
		Per share	Net	term	term		invest-	term	term
		distribution	investment	capital	capital	Return of	ment	capital	capital	Return of
Ticker	Time period	(Mar)	income	gains	gains	capital	income	gains	gains	capital
PMM	Current month	$0.0320	$0.0320	$—	$—	$—	100.0%	0.0%	0.0%	0.0%
(FYE 10/31)
	Fiscal YTD	$0.1600	$0.1514	$—	$0.0086	$—	94.6%	0.0%	5.4%	0.0%
PMO	Current month	$0.0531	$0.0531	$—	$—	$—	100.0%	0.0%	0.0%	0.0%
(FYE 4/30)
	Fiscal YTD	$0.5841	$0.5841	$—	$—	$—	100.0%	0.0%	0.0%	0.0%

The table below provides information regarding distributions and total return performance for various periods.

Data as of 2/29/20

	Annualized		Cumulative
	5-year return	Current distribution	Fiscal YTD return	Fiscal YTD distribution
Ticker	at NAV	rate at NAV*	at NAV	rate at NAV*
PMM (FYE 10/31)	6.15%	4.53%	5.56%	4.53%
PMO (FYE 4/30)	6.17%	4.49%	11.33%	4.49%

Performance includes the deduction of management fees and administrative expenses, assumes reinvestment of distributions, and does not account for taxes.

* Most recent distribution annualized and divided by NAV at the end of the period.

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Distribution Policy.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Please call your financial advisor with any questions.

SU006_BW 320955 3/20

Sources of fund distributions

19(a) Notice

The table below provides an estimate of the sources of the Fund’s current distribution and its cumulative distributions paid this fiscal year to date. Amounts are expressed on a per share of common stock basis, and as a percentage of the distribution amount.

					Estimated sources and percentages of distributions
				Short-	Long-		Net	Short-	Long-
		Per share	Net	term	term		invest-	term	term
		distribution	investment	capital	capital	Return of	ment	capital	capital	Return of
Ticker	Time period	(Apr)	income	gains	gains	capital	income	gains	gains	capital
PMM	Current month	$0.0320	$0.0320	$—	$—	$—	100.0%	0.0%	0.0%	0.0%
(FYE 10/31)
	Fiscal YTD	$0.1920	$0.1834	$—	$0.0086	$—	95.5%	0.0%	4.5%	0.0%
PMO	Current month	$0.0531	$0.0531	$—	$—	$—	100.0%	0.0%	0.0%	0.0%
(FYE 4/30)
	Fiscal YTD	$0.6372	$0.6372	$—	$—	$—	100.0%	0.0%	0.0%	0.0%

The table below provides information regarding distributions and total return performance for various periods.

Data as of 3/31/20

	Annualized		Cumulative
	5-year return	Current distribution	Fiscal YTD return	Fiscal YTD distribution
Ticker	at NAV	rate at NAV*	at NAV	rate at NAV*
PMM (FYE 10/31)	3.69%	5.10%	-5.72%	5.10%
PMO (FYE 4/30)	4.24%	4.91%	2.15%	4.91%

Performance includes the deduction of management fees and administrative expenses, assumes reinvestment of distributions, and does not account for taxes.

* Most recent distribution annualized and divided by NAV at the end of the period.

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Distribution Policy.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Please call your financial advisor with any questions.

SU006_BW 321375 4/20

Sources of fund distributions

19(a) Notice

The table below provides an estimate of the sources of the Fund’s current distribution and its cumulative distributions paid this fiscal year-to-date. Amounts are expressed on a per share of common stock basis, and as a percentage of the distribution amount.

					Estimated sources and percentages of distributions
				Short-	Long-		Net	Short-	Long-
		Per share	Net	term	term		invest-	term	term
		distribution	investment	capital	capital	Return of	ment	capital	capital	Return of
Ticker	Time period	(May)	income	gains	gains	capital	income	gains	gains	capital
PMM	Current month	$0.0320	$0.0320	$–	$–	$–	100.0%	0.0%	0.0%	0.0%
(FYE 10/31)
	Fiscal YTD	$0.2240	$0.2154	$–	$0.0086	$–	96.2%	0.0%	3.8%	0.0%
PMO	Current month	$0.0531	$0.0531	$–	$–	$–	100.0%	0.0%	0.0%	0.0%
(FYE 4/30)
	Fiscal YTD	$0.0531	$0.0531	$–	$–	$–	100.0%	0.0%	0.0%	0.0%

The table below provides information regarding distributions and total return performance for various periods.

Data as of 4/30/20

	Annualized		Cumulative
	5-year return	Current distribution	Fiscal YTD return	Fiscal YTD distribution
Ticker	at NAV	rate at NAV*	at NAV	rate at NAV†
PMM (FYE 10/31)	2.95%	5.32%	-9.20%	5.32%
PMO (FYE 4/30)	3.73%	5.10%	-1.14%	5.10%

Performance includes the deduction of management fees and administrative expenses, assumes reinvestment of distributions, and does not account for taxes.

* Most recent distribution annualized and divided by NAV at the end of the period.

† Total fiscal period distributions annualized and divided by NAV at the end of the period.

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Distribution Policy.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-Div for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Please call your financial advisor with any questions.

SU006_BW 321737 5/20

Sources of fund distributions

19(a) Notice

The table below provides an estimate of the sources of the Fund’s current distribution and its cumulative distributions paid this fiscal year-to-date. Amounts are expressed on a per share of common stock basis, and as a percentage of the distribution amount.

					Estimated sources and percentages of distributions
				Short-	Long-		Net	Short-	Long-
		Per share	Net	term	term		invest-	term	term
		distribution	investment	capital	capital	Return of	ment	capital	capital	Return of
Ticker	Time period	(June)	income	gains	gains	capital	income	gains	gains	capital
PMM	Current month	$0.0320	$0.0320	$—	$—	$—	100.0%	0.0%	0.0%	0.0%
(FYE 10/31)
	Fiscal YTD	$0.2560	$0.2474	$—	$0.0086	$—	96.6%	0.0%	3.4%	0.0%
PMO	Current month	$0.0531	$0.0531	$—	$—	$—	100.0%	0.0%	0.0%	0.0%
(FYE 4/30)
	Fiscal YTD	$0.1062	$0.1062	$—	$—	$—	100.0%	0.0%	0.0%	0.0%

The table below provides information regarding distributions and total return performance for various periods.

Data as of 5/31/20

	Annualized		Cumulative
	5-year return	Current distribution	Fiscal YTD return	Fiscal YTD distribution
Ticker	at NAV	rate at NAV*	at NAV	rate at NAV†
PMM (FYE 10/31)	3.99%	5.09%	-4.77%	5.09%
PMO (FYE 4/30)	4.85%	4.88%	4.99%	4.88%

Performance includes the deduction of management fees and administrative expenses, assumes reinvestment of distributions, and does not account for taxes.

* Most recent distribution annualized and divided by NAV at the end of the period.

† Total fiscal period distributions annualized and divided by NAV at the end of the period.

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s Distribution Policy.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend on the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-Div for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Please call your financial advisor with any questions.

SU006_BW 322105 6/20